                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into on this 14th day of August, 1998 by and among ALVIN W. LEINGANG AND STEVEN B. HOYT (each hereafter a "Seller" and collectively the "Sellers") and THERMOVIEW INDUSTRIES, INC., a Delaware corporation (the "Buyer").

                            PRELIMINARY STATEMENTS

     Collectively, the Sellers own all of the issued and outstanding shares of the voting common stock, with par value of $1.00 per share and the non-voting common stock, with par value of $1.00 per share ("Ice Common Stock"), of Ice, Inc., a North Dakota corporation (the "Ice"), and all of the issued and outstanding shares of the no par value voting common stock and no par value non-voting common stock (the "Blizzard Common Stock," which together with the Ice Common Stock is collectively referred to as the "Common Stock") of Blizzard Enterprises, Inc., a Minnesota corporation ("Blizzard") (Ice and Blizzard are sometimes collectively referred to as the "Companies" and individually as a "Company").

     Together, the Companies own all of the general partnership interests of Thermal Line Windows, L.L.P., a Minnesota registered limited liability partnership (the "Partnership") which is engaged in designing, manufacturing, selling and installing state of the art custom vinyl new and replacement thermal paned windows for residential and commercial applications (the "Business").

     The Buyer desires to purchase and the Sellers desire to sell all of the outstanding shares of Common Stock of the Companies, upon the terms and subject to the conditions set forth in this Agreement.

     In consideration of these preliminary statements and the mutual covenants, representations, warranties and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


                    ARTICLE I.  PURCHASE AND SALE OF STOCK

     SECTION 1.1 SALE OF STOCK. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date the Sellers agree to sell, assign, transfer and deliver to the Buyer, and the Buyer agrees to purchase the number of shares of Common Stock of the Companies set forth opposite each Seller's name on SCHEDULE 1.1 hereto, such shares representing all of the issued and outstanding shares of Common Stock of the Companies.
The certificates representing the Common Stock shall be duly endorsed in blank, or accompanied by a stock power duly executed in blank, by each Seller.


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     SECTION 1.2    CONSIDERATION.  Upon the terms and subject to
satisfaction of the conditions set forth in this Agreement, in consideration of the aforesaid sale, assignment, transfer and delivery of all of the issued and outstanding shares of Common Stock, the Buyer will pay to the Sellers consideration as follows:

          (a) A closing payment of $3,959,430 (the "Closing Payment") shall be made to the Sellers in cash on the Closing Date (defined below) by certified check, wire transfer or other means of immediately available funds.

          (b) The Sellers shall also be entitled to receive post-closing earn-out payments (the "Earn Out Payments", which together with the Closing Payment is collectively referred to as the "Purchase Price") as set forth on
SCHEDULE 1.2, partially represented by a contingent promissory note in substantially the form of EXHIBIT A (the "Contingent Promissory Note") hereto as described in SCHEDULE 1.2.

          (c) Each Seller shall be entitled to receive a percentage of the Purchase Price equal to the percentages set forth on SCHEDULE 1.1.

     SECTION 1.3 PURCHASE PRICE ADJUSTMENT. As soon as practicable but within thirty (30) days after the Closing Date, the Sellers, at their own expense, shall cause Rodney W. Melby, an independent certified public accountant, to prepare combined balance sheets of the Companies immediately prior to the Effective Time (the "Effective Time Balance Sheet") setting forth the tangible net worth of the Companies using accrual accounting and in conformance with generally accepted accounting principles (the "Tangible Net Worth"). A copy of the Effective Time Balance Sheet shall be promptly furnished to the Buyer. If the Buyer disagrees with the Tangible Net Worth, the Buyer shall engage an independent public accounting firm, at its expense, to audit the Effective Time Balance Sheet and deliver a certified written report to the Seller confirming the Tangible Net Worth ("Audited Tangible Net Worth"). If the Seller fails to notify the Buyer within fifteen (15) days after receiving the report from the accounting firm selected by the Buyer, such report shall be deemed accepted for purposes of calculating Tangible Net Worth. If the Seller should so notify the Buyer of a dispute concerning Audited Tangible Net Worth, the Buyer shall then engage another big-five independent accounting firm that is mutually acceptable to the Buyer and the Seller to resolve such dispute and such firm shall notify the Buyer and the Seller of its resolution of such dispute within two weeks of its engagement by the Buyer. The cost of services provided by such big-five accounting firm shall be borne equally by the Buyer and the Seller. Any such resolution shall be final and binding on all parties hereto for the purposes of calculating Tangible Net Worth. In the event the Tangible Net Worth is less than $1,705,000, the Sellers shall pay such deficit portion to the Buyer within thirty (30) days following the later of its determination of the Tangible Net Worth, the Buyer's audit or the resolution of any dispute by such big-five accounting firm on a dollar-for-dollar basis. In the event the Tangible Net Worth is greater than $1,705,000, the Buyer shall pay the excess amount, on a dollar-for-dollar basis, to the Sellers within thirty (30) days following the later of either Rodney W. Melby's determination of the Tangible Net Worth or the determination of Audited Tangible Net Worth. For purposes of this Section 1.3, "Tangible Net Worth" shall mean the net book value of the Companies at the Effective Time determined in accordance with generally accepted accounting principles applied on a consistent basis. Net book value shall be calculated by subtracting the book value of all of the liabilities of the Companies from the book value of all tangible assets of the Companies.


          ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers represent and warrant to the Buyer as follows:

     SECTION 2.1 OWNERSHIP OF STOCK. Each Seller individually represents and warrants as to himself (a) that he owns the shares of Common Stock listed opposite his name on SCHEDULE 1.1 hereto, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options or limitations of every kind ("Claims"), and (b) that the delivery to the Buyer of the Common Stock by such Seller pursuant to the provisions of this Agreement will transfer to the Buyer valid title thereto, free and clear of all Claims.

     SECTION 2.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each Seller individually represents and warrants as to himself that he has full legal power, capacity and authority to execute, deliver and perform this Agreement and the Exhibits and to deliver the Schedules hereto, and the other documents and instruments contemplated hereby (collectively, this Agreement, the Exhibits and Schedules hereto, and the other documents and instruments contemplated hereby shall constitute the "Documents") and to consummate the transactions contemplated hereby and thereby. This Agreement and the other Documents have been duly and validly executed and delivered by such Seller and constitute valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms.

     SECTION 2.3 FOREIGN PERSON. Each Seller individually represents and warrants that he is not a foreign person as that term is defined in Section 1445(f)(3) of the Code and applicable regulations.

     SECTION 2.4    ORGANIZATION, QUALIFICATION AND CORPORATE POWER.

     Ice is a corporation duly organized, validly existing and in good standing under the laws of the State of North Dakota. Blizzard is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Each Company is qualified to do business as a foreign corporation in the states set forth on SCHEDULE 2.4. The Partnership is a registered limited liability partnership duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Partnership is qualified to do business as a foreign limited liability partnership and is in good standing in the states set forth on SCHEDULE 2.4. The nature of the Business does not require either of the Companies or the Partnership to be licensed or qualified in any other jurisdiction. The Sellers have made available to the Buyer complete and correct copies of the Articles of Incorporation and Bylaws of each Company as currently in effect and the partnership agreement of the Partnership as amended and currently in effect. Each Company has the corporate power and authority to own, lease, operate and hold its properties and to carry on its business as now conducted. The Partnership has the necessary power and authority to own, lease, operate and hold its properties and to carry on its business as now conducted, including the right to use the name "Thermal Line Windows" or any derivative thereof. Collectively, the Companies own all of the partnership interests of the Partnership free and clear of all Claims and the transfer of the Common Stock to the Buyer pursuant to the provisions of this Agreement will transfer to the Buyer through its ownership of the Companies all partnership interests of the Partnership free and clear of all Claims.

     SECTION 2.5 CAPITALIZATION. Ice has authorized capital consisting of 2,500 shares of voting common stock, with par value of $1.00 per share, of which 1,000 shares are issued and outstanding and no shares are held as treasury stock and 47,500 shares of non-voting common stock with par value of $1.00 per share, of which no shares are issued and outstanding and no shares are held as treasury stock. Blizzard has authorized capital consisting of 5,000 shares of no par value voting common stock of which 500 shares are issued and outstanding and no shares are held as treasury stock and 95,000 shares of no par value, non-voting common stock, of which 9,500 shares are issued and outstanding and no shares are held as treasury stock. All of the outstanding shares of each Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of either Company has been issued in violation of any preemptive right.
There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock of either Company, other than as contemplated by this Agreement.

     SECTION 2.6    SUBSIDIARIES AND INVESTMENTS.  Other than the
Partnership, neither Company has any subsidiaries nor owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity.

     SECTION 2.7 BOOKS AND RECORDS. The minute books of each Company, which have been and will be made available to the Buyer and its representatives, contain accurate records of all meetings of and corporate actions or written consents by the shareholders and Board of Directors of each Company set forth in such minute books. None of the Companies or the Partnership has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of either Company or the Partnership.

     SECTION 2.8 FINANCIAL STATEMENTS. The Sellers have previously furnished to the Buyer, and attached hereto as SCHEDULE 2.8 are, the audited balance sheets of the Partnership as of December 31, 1997 and 1996, and the related audited statements of income, partnership equity, and cash flows for the years then ended and the unaudited balance sheet of the Partnership (the "Partnership Balance Sheet") as at June 30, 1998 (the "Balance Sheet Date") and the related statement of income for the six (6) months then ended. All such financial statements (the "Partnership Financial Statements") have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and were prepared from the books and records of the Partnership. Such books and records are complete and correct in all material respects, accurately reflect all transactions of the Business, and have been made available to the Buyer for examination. The Partnership Financial Statements fairly present the financial position of the Partnership as of the dates thereof. The Partnership Financial Statements reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated losses as required by GAAP.

     The Sellers have previously furnished to the Buyer, and attached hereto as
SCHEDULE 2.8 are, the unaudited balance sheets of Ice as at December 31, 1997 and 1996 and the related statements of income for the calendar years then ended and the unaudited balance sheet of Ice (the "Ice Balance Sheet") as at June 30, 1998 and the related statement of income for the six months then ended. All such financial statements (the "Ice Financial Statements") have been prepared in accordance with GAAP consistently applied and were prepared from the books and records of Ice. Such books and records are complete and correct in all material respects, accurately reflect all transactions of Ice, and have been made available to the Buyer for examination. The Ice Financial Statements fairly present the financial position of Ice as of the dates thereof. The Ice Financial Statements reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated losses as required by GAAP.

     The Sellers have previously furnished to the Buyer, and attached hereto as
SCHEDULE 2.8 are, the unaudited balance sheets of Blizzard as at December 31, 1997 and 1996 and the related statements of income for the calendar years then ended and the audited balance sheet of Blizzard (the "Blizzard Balance Sheet," which together with the Partnership Balance Sheet and the Ice Balance Sheet is collectively referred to as the "Balance Sheets") as at June 30, 1998 and the related statement of income for the six months then ended. All such financial statements (the "Blizzard Financial Statements," which together with the Partnership Financial Statements and the Ice Financial Statements are collectively referred to as the "Financial Statements") have been prepared in accordance with GAAP consistently applied and were prepared from the books and records of Blizzard. Such books and records are complete and correct in all material respects, accurately reflect all transactions of Blizzard, and have been made available to the Buyer for examination. The Blizzard Financial Statements fairly present the financial position of Blizzard as of the dates thereof. The Blizzard Financial Statements reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated looses as required by GAAP. Since the Balance Sheet Date, (i) there has been no change in the assets, liabilities or financial

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condition of either Company or the Partnership from that reflected in the
Balance Sheets except for changes in the ordinary course of business consistent with past practice and which have not been materially adverse, and
(ii) none of the business, prospects, financial condition, operations, property or affairs of the Partnership has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against. The Sellers have disclosed to the Buyer all material facts relating to the preparation of the Financial Statements.

     SECTION 2.9    EMPLOYMENT AND LABOR MATTERS.

          (a) SCHEDULE 2.9 lists all employees, leased employees, independent contractors and officers of the Companies and the Partnership on the date hereof, along with the amount of the current annual salaries and total compensation paid or due for services to each employee, leased employee, independent contractor or officer for the most recent fiscal year end and the year to date, and a full and complete description of any commitments to such employees, leased employees, independent contractors and officers with respect to compensation payable thereafter. To the best knowledge of the Sellers, (1) no key employee or group of employees has any plans to terminate employment with either Company or the Partnership and (2) no independent contractor has any plans to terminate its services to either Company or the Partnership and none of the Companies or the Partnership have plans to terminate its relationship with any of its independent contractors.

          (b) Except as set forth on SCHEDULE 2.9, none of the Companies or the Partnership is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and the Sellers have no knowledge of any attempt to organize the Partnership's or either Company's employees by any Person, unit or group seeking to act as their bargaining agent. There are no pending or threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by either Company or the Partnership. No union representation election relating to employees of either Company or the Partnership has been scheduled by any governmental agency or authority, no organizational effort is being made with respect to any of such employees, and there is no investigation of either Company's or the Partnership's employment policies or practices by any governmental agency or authority pending or threatened. Except as set forth on
SCHEDULE 2.9, none of the Companies or the Partnership is currently, nor have they been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of the Partnership or either Company. None of the Companies or the Partnership has experienced any material work stoppages, and to the best knowledge of the Sellers, no work stoppage is planned.

     SECTION 2.10 REAL PROPERTY. None of the Companies or the Partnership owns real property.


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


     SECTION 2.11 POWERS OF ATTORNEY; ABSENCE OF LIMITATIONS ON COMPETITION; GUARANTEES.

     Except as set forth in SCHEDULE 2.11, (i) no power of attorney or similar authorization given by either Company or the Partnership presently is in effect or outstanding; (ii) no contract or agreement to which either Company or the Partnership is a party or is bound or to which either Company's or the Partnership's properties or assets are subject limits the freedom of either Company or the Partnership to compete in any line of business or with any Person; and (iii) none of the Companies or the Partnership is a party to or bound by any guarantee of any debt or obligation of any other Person.

     SECTION 2.12 SIGNIFICANT SUPPLIERS. Set forth on SCHEDULE 2.12 is a true and correct list of the Partnership's ten largest suppliers for the most recent twelve (12) month period ending December 31, 1997, and most recent six and three-quarter (63/4) month period ending July 23, 1998 together with the amount attributable to such suppliers expressed in dollars and as a percentage of total supplies purchased. None of the suppliers identified on SCHEDULE 2.12 has terminated, materially reduced or threatened to terminate or materially reduce its supply of products or services to the Partnership during the period covered by such schedule.

     SECTION 2.13 GOVERNMENTAL APPROVALS. Except as set forth on SCHEDULE 2.13, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Sellers of this Agreement.

     SECTION 2.14 VALIDITY, ETC. Except as set forth on SCHEDULE 2.14, neither the execution and delivery of this Agreement or the other Documents, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement or the other Documents in compliance with the terms and conditions hereof and thereof by the Sellers will (i) violate, conflict with or result in any breach of any trust agreement, Articles of Incorporation, bylaw, partnership agreement, judgment, decree, order, statute or regulation applicable to either Company or the Partnership, (ii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of either Company or the Partnership or increase or otherwise affect the obligations of either Company or the Partnership under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to either Company or the Partnership or to the Sellers' ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to the Buyer, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either Company or the Partnership.

     SECTION 2.15   ABSENCE OF ADVERSE CHANGE; CONDUCT OF BUSINESS.

     During the period from the Balance Sheet Date to and including the date of this Agreement, except as set forth on SCHEDULE 2.15, none of the Companies or the Partnership has (i) borrowed or agreed to borrow any material amount of funds or incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), or guaranteed or agreed to guarantee any obligations of others, (ii) canceled any indebtedness owing to it or any claims that it might have possessed, waived any material rights of substantial value or sold, leased, encumbered, transferred or otherwise disposed of, or agreed to sell, lease, encumber, or otherwise dispose of its assets or permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, (iii) made any capital expenditure or commitment therefor, (iv) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (v) increased its indebtedness for borrowed money, or made any loan to any Person, (vi) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, (vii) made any material change in any method of accounting or auditing practice, (viii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner, or (ix) agreed, whether or not in writing, to do any of the foregoing.

     SECTION 2.16 CERTAIN PRACTICES. None of the Sellers, the Companies, the Partnership, the Companies' directors or officers, the Partnership's managers, or to the best knowledge of the Sellers, the Companies' or the Partnership's employees has, directly or indirectly, used any funds of either Company or the Partnership for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of either Company, the Partnership or any subsidiary of either Company or the Partnership; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

     SECTION 2.17   COMPLIANCE WITH LAW; LICENSES AND PERMITS.

     Except as set forth on SCHEDULE 2.17, the Companies and the Partnership have complied in all material respects with all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and

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services.  Except as set forth on SCHEDULE 2.17, there is no existing law, rule, regulation or order, and the Sellers are not aware of any proposed law, rule, regulation or order, whether Federal, state or local, which would prohibit or materially restrict the Buyer from, or otherwise materially adversely affect the Buyer in, conducting the Business in the manner heretofore conducted by the Companies and the Partnership in any jurisdiction in which the Business is now conducted. The Companies and the Partnership possess all franchises, permits, licenses, certificates and consents required from any governmental or regulatory authority in order for the Companies and the Partnership to carry on their businesses as currently conducted and to own and operate their properties and assets as now owned and operated and all of such licenses and permits are set forth on SCHEDULE 2.17.

     SECTION 2.18   EMPLOYEE BENEFITS.

          (a) Set forth on SCHEDULE 2.18 is a list of all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements pursuant to which any of the Companies, the Partnership or their ERISA Affiliates provide (directly or indirectly, individually or jointly through others) benefits or compensation to or on behalf of employees or independent contractors or former employees or former independent contractors of the Companies, the Partnership or their ERISA Affiliates, whether formal or informal, whether or not written ("Employee Plan"). On request by the Buyer, the Sellers shall furnish a copy of each Employee Plan and a copy of any related materials. The Companies and the Partnership will maintain the benefits listed on SCHEDULE 2.18 in full force and effect through the Effective Date. Except as set forth on SCHEDULE 2.18, the Buyer shall not have any obligation or liability of any kind or nature for any compensation or benefits of any kind or nature to the employees or consultants of either Company or the Partnership for services rendered prior to the Effective Date.

          (b) Each Employee Plan covering any present or former employee of either Company or the Partnership which is subject to the continuation health coverage requirements of Section 4980B of the Code or Section 601 of ERISA or any applicable state law has complied with all such requirements for continuation coverage.

          (c) There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against or with respect to any Employee Plan or the assets of any Employee Plan.

          (d) Each Employee Plan (and the related trust or funding vehicle, if any) has been administered and maintained in accordance with its terms and with applicable law. Except as set forth on SCHEDULE 2.18(d), each Employee Plan which is intended to be qualified under Section 401 of the Code and each amendment to such plan is subject to a favorable determination letter from the Internal Revenue Service and each such plan has at all times been maintained, by its terms and in operation, in accordance with Section 401 of the Code. The assets of each Employee Plan which is not funded through the general assets of either Company or the Partnership are at least equal to the liabilities under such Employee Plan, and all assets of each Employee Plan are shown on the books and records of such Employee Plan at fair market value. No Employee Plan has unfunded liabilities that as of the Closing Date are not accurately and fully reflected on the Partnership Balance Sheet.

          (e) Except as set forth on SCHEDULE 2.18(e), none of the Companies, the Partnership, or any of their ERISA Affiliates is or has been a participant in, or is or has been obligated to maintain or to make contributions to, a multi-employer plan (within the meaning of ERISA Section 3(37) and ERISA Section 4001(a)(3)) or an Employee Plan which is subject to Title IV of ERISA. None of the Companies, the Partnership, or any ERISA Affiliate has sponsored, contributed to or been obligated under Title I or IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA
Section 3(35)). None of the Companies or the Partnership is obligated to provide post-retirement medical benefits or any other unfunded post-retirement welfare benefits to or on behalf of any persons whatsoever (except the benefits pursuant to the continuation health coverage requirements under Section 4980B of the Code, ERISA Section 601, or applicable state law).

          (f) None of the Companies, the Partnership, or their ERISA Affiliates is subject to and, to the best knowledge of the Sellers, no facts exist which could subject either Company, the Partnership or any of their ERISA Affiliates to, any liability whatsoever which is directly or indirectly related to any Employee Plan, including, but not limited to, liability for benefit payments or related claims, any liability for any tax or related penalty under the Code, or liability for any damages or penalties arising under Title I or Title IV of ERISA. No reportable event under Section 4043 of ERISA has occurred or, to the best knowledge of the Sellers, will occur with respect to such Employee Plan.

          (g) Termination of or withdrawal from any Employee Plan immediately after the Closing Date would not subject the Buyer to any liability, tax or penalty whatsoever.

          (h) The execution or performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under the Employee Plans, including any obligation to make any payment which would not be deductible as an excess golden parachute payment under Section 280G of the Code.

          (i) All contributions to or under each Employee Plan and all expenses of each Employee Plan are fully deductible for income tax purposes for the taxable year for which such contributions are made or such expenses are paid. All contributions to or under each Employee Plan have been made when due under the terms of such Employee Plan in accordance with applicable law.

          (j) For purposes of this Section 2.18, the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the term "ERISA

Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company is treated as a single employer under
Section 414(b), (c), (m), (o) or (t) of the Code.

     SECTION 2.19 FIXED ASSETS. SCHEDULE 2.19 contains a true and complete list of all of the Companies' and the Partnership's fixed assets with a net book value of greater than $1,000.00, whether owned or leased. Except as shown on
SCHEDULE 2.19, the Companies and the Partnership have good and marketable title to all of their respective fixed assets, free and clear of all claims, liens, mortgages, charges and encumbrances except as disclosed in the Balance Sheets. All of the Companies' and the Partnership's fixed assets, whether owned or leased, are adequate and usable for the purposes for which they are currently used, are in good operating condition and repair and have been properly maintained.

     SECTION 2.20 INSURANCE. Each Company and the Partnership are, and will be through the Effective Date, insured with insurers in respect of its properties, assets and businesses as set forth on the attached SCHEDULE 2.20.
SCHEDULE 2.20 lists the insurance coverage carried by each Company and the Partnership, which insurance will remain in full force and effect with respect to all events occurring prior to the Effective Date. Except as set forth on
SCHEDULE 2.20, none of the Companies or the Partnership (i) has failed to give any notice or present any claim under any such policy or binder in due and timely fashion, (ii) has received notice of cancellation or non-renewal of any such policy or binder, (iii) is aware of any threatened or proposed cancellation or non-renewal of any such policy or binder, (iv) has received notice of any insurance premium which will be materially increased in the future, or (v) is aware of any insurance premium which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than 45 days, or as to which the insurer has disclaimed liability.

     SECTION 2.21 ACCOUNTS RECEIVABLE; SELLER NOTES. The accounts receivable and other debts due or recorded in the respective records and books of account of each Company and the Partnership as being due to either Company or the Partnership as of the Effective Date, all of which are set forth on SCHEDULE 2.21, arose in the ordinary course of business of either Company of the Partnership, are not subject to any counterclaim or set-off and are fully collectible within 90 days after the Effective Date without resort to litigation and without offset or counterclaim. All notes payable to the Sellers by either Company or the Partnership and all notes receivable to the Company or the Partnership from any of the Sellers have been paid in full.

     SECTION 2.22 OUTSTANDING CONTRACTS. SCHEDULE 2.22 sets forth a description of all existing contracts, agreements, leases, commitments, licenses and franchises, which involve obligations or commitments by either Company or the Partnership of $10,000 or more and are not cancelable by either Company or the Partnership without penalty within 30 days
(collectively "Contracts"), whether written or oral, relating to either
Company or the Partnership. The Sellers have delivered or made available to the Buyer true, correct and complete copies of all of the Contracts specified on SCHEDULE 2.22 which are in writing, and such schedule sets forth a complete description of all Contracts which are not in writing. All of the Contracts are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally. Except as set forth on SCHEDULE 2.22, each Company and the Partnership and, to the best knowledge of the Sellers, each other party thereto has materially performed all the obligations required to be performed by it, has received no notice of default and is not in default (with due notice or lapse of time or both) under any of the Contracts. None of the Companies or the Partnership has any present expectation or intention of not fully performing all its obligations under each of the Contracts, and the Sellers have no knowledge of any breach or anticipated breach by the other party to any of the Contracts to which either Company or the Partnership is a party. Except as set forth on SCHEDULE 2.22, none of the Contracts has been terminated; no notice has been given by any party thereto of any alleged default by any party thereunder; and the Sellers are not aware of any intention or right of any party to declare another party to any of the Contracts to be in default. Except as set forth on SCHEDULE 2.22, there exists no actual or, to the best knowledge of the Sellers, threatened termination, cancellation or limitation of the business relationship of either Company or the Partnership by any party to any of the Contracts.

     SECTION 2.23 OUTSTANDING LEASES. Neither Company owns or leases any real property. SCHEDULE 2.23 sets forth a description of each agreement by which the Partnership leases each parcel of real property (the "Leased Parcels") used in connection with the Business (collectively, the "Leases"). The Sellers have delivered or made available to the Buyer true, correct and complete copies of all of the Leases specified on SCHEDULE 2.23. All rents due under the Leases have been paid. All of the Leases are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally.
Except as set forth on SCHEDULE 2.23, the Partnership and, to the best knowledge of the Sellers, each other party thereto has performed all the obligations required to be performed by it, has received no notice of default and is not in default (with due notice or lapse of time or both) under any of the Leases. The Partnership has no present expectation or intention of not fully performing all its obligations under each of the Leases, and the Sellers have no knowledge of any breach or anticipated breach by the other party to any of the Leases. Except as set forth on SCHEDULE 2.23, none of the Leases has been terminated; no notice has been given by any party thereto of any alleged default by any party thereunder; and the Sellers are not aware of any intention or right of any party to declare another party to any of the Leases to be in default. There exists no actual or, to the best knowledge of the Sellers, threatened termination, cancellation or limitation of the business relationship of the Partnership with any party to any of the Leases.

     SECTION 2.24 INTELLECTUAL PROPERTIES. SCHEDULE 2.24 contains an accurate and complete list of all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications, trade secrets or other confidential proprietary information owned or used by either Company or the Partnership in the operation of the Business (collectively the "Intellectual Property").
Except as set forth on SCHEDULE 2.24 and except for commercial software licensed for use on personal computers, the Partnership owns the entire right, title and interest in and to the Intellectual Property, trade secrets and technology used in the operation of the Business and each item constituting part of the Intellectual Property and trade secrets and technology which is owned by the Partnership has been, to the extent indicated in SCHEDULE 2.24, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark office or such other government entities, domestic or foreign, as are indicated in SCHEDULE 2.24 and such registrations, filings and issuances remain in full force and effect. There have been and are no pending or, to the best knowledge of the Sellers, threatened proceedings or litigation or other adverse claims affecting or with respect to the Intellectual Property. There is, to the best knowledge of the Sellers, no reasonable basis upon which a claim may be asserted against either Company or the Partnership for infringement of any domestic or foreign letters patent, patents, patent applications, patent licenses and know-how licenses, trade names, trademark registrations and applications, common law trademarks, service marks, service mark registrations or applications, copyrights, copyright registrations or applications, trade secrets or other confidential proprietary information.
To the best knowledge of the Sellers, no Person is infringing upon the Intellectual Property.

     SECTION 2.25   PROPRIETARY INFORMATION OF THIRD PARTIES.

     Except as disclosed on SCHEDULE 2.25, no third party has claimed or, to the best knowledge of the Sellers, has reason to claim that any Person employed by or consulting with either Company or the Partnership ("Related Person") has (i) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from either Company or the Partnership which suggests that such a claim might be contemplated. Except as disclosed on SCHEDULE 2.25, to the best knowledge of the Sellers, no Related Person has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and no Related Person has violated any confidential relationship which such person may have had with any third party, in connection with the development or sale of any product or service of either Company or the Partnership, and the Sellers have no reason to believe there will be any such employment or violation.

     SECTION 2.26   TRANSACTIONS WITH AFFILIATES.  Except as set forth on
SCHEDULE 2.26, to the best knowledge of each Seller, no (i) director, officer or shareholder of either

Company (ii) partner or manager of the Partnership, or (iii) member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a beneficial interest greater than 5% or is an officer, director, trustee, partner or holder of any equity interest greater than 5%, is a party to any transaction with either Company or the Partnership, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments or involving other obligations to any such person or firm.

     SECTION 2.27   ABSENCE OF UNDISCLOSED LIABILITIES.

          (a) Except as and to the extent of the amounts specifically reflected or reserved against in the Balance Sheets, or except as set forth on
SCHEDULE 2.27, none of the Companies or the Partnership has any liabilities or obligations of any nature whatsoever due or to become due, accrued, absolute, contingent or otherwise, except for liabilities and obligations incurred since the date thereof in the ordinary course of business and consistent with past practice. The Sellers do not know of, and have no reason to know of, any basis for the assertion against either Company or the Partnership of any liability or obligation not fully reflected or reserved against in the Balance Sheet.

          (b) None of the Companies or the Partnership is bound by any agreement, or subject to any charter or other corporate restriction or any legal requirement, which has, or in the future can reasonably be expected to have, a material adverse effect on the business or prospects of either Company or the Partnership.

     SECTION 2.28 TAXES. Each Company has timely filed a valid election to be treated as an S corporation in accordance with the provisions of Section 1361 of the Code, effective for its tax year beginning January 2, 1996 and ending December 31, 1996, and has qualified and shall continue to qualify as an S corporation for all years and periods thereafter until the Effective Time.
SCHEDULE 2.28 lists all the states and localities with respect to which either Company is required to file any corporate income and/or franchise tax return and sets forth whether each Company is treated as the equivalent of an S corporation by or with respect to each such state or locality. Neither Company has engaged in any activity which would disqualify its treatment as an S corporation for those tax purposes. Except as set forth on SCHEDULE 2.28, all federal, state, local and foreign tax returns and tax reports required to be filed by each Company on or before the date hereof have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all amounts shown as owing thereon have been paid. All taxes (including, without limitation, income, accumulated earnings, property, sales, use, franchise, excise, license, value added, fuel, employees' income withholding and social security taxes) which have become due or payable or are required to be collected by either Company or are otherwise attributable to any periods ending on or before the Effective Time and all interest and penalties thereon, whether disputed or not, have been paid or will be paid in full on or prior to the Closing Date or are adequately reflected on the Balance Sheet of such Company or such Company's books and records prepared in accordance with GAAP. Except as set forth on SCHEDULE 2.28, all deposits required by law to be made by either Company with respect to employees' withholding taxes have been duly made, and as of the Effective Time all such deposits due will have been made. Except as set forth on SCHEDULE 2.28, each Company has delivered to the Buyer true and complete copies of such Company's federal and state income tax returns for the fiscal periods ended December 31, 1997 and 1996 and all reports and results of income tax audits, if any, related thereto. Except as set forth on SCHEDULE 2.28, no examination of any tax return of either Company is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any such tax return.

     The Partnership has been treated as a partnership for federal, state and local tax purposes throughout the term of its existence. SCHEDULE 2.28 lists all the states and localities with respect to which the Partnership is required to file any tax return or tax report. Except as set forth on SCHEDULE 2.28, all federal, state, local and foreign tax returns and tax reports required to be filed by the Partnership on or before the date hereof have been timely filed with the appropriate governmental agencies and all amounts shown as owing thereon have been paid. All taxes that have become due or payable or are required to be collected by the Partnership or are otherwise attributable to any period ending on or before the Effective Time and all interest and penalties thereon, whether disputed or not, have been paid or will be paid in full on or prior to the Closing Date or are adequately reflected on the Balance Sheet of the Partnership or on the Partnership's books and records prepared in accordance with generally accepted accounting principles. Except as set forth on SCHEDULE 2.28, all deposits required by law to be made by the Partnership with respect to employees' withholding taxes have been duly made, and as of the Effective Time all such deposits due will have been made. The Partnership has delivered to the Buyer true and complete copies of the Partnership's federal and state income tax returns for the fiscal periods ended December 31, 1997 and 1996 and all reports and results of income tax audits, if any, related thereto. Except as set forth on SCHEDULE 2.28, no examination of any tax return of the Partnership is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any such tax return.

     SECTION 2.29 LITIGATION. Except as set forth on SCHEDULE 2.29, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best knowledge of the Sellers, threatened against or affecting either Company or the Partnership (whether or not any of the Companies or the Partnership is a party or prospective party thereto), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending relating to either Company or the Partnership or (iii) governmental inquiry pending or threatened against or involving either Company or the Partnership, and there is no basis for any of the foregoing. None of the Companies or the Partnership has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, prospects, financial condition, operations, property or affairs of either Company or the Partnership. There are no outstanding orders, writs, judgments, injunctions or decrees served upon either Company or the Partnership by any court, governmental agency or arbitration tribunal against either Company or the Partnership. There are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting either Company or the Partnership or the transactions contemplated hereby.
None of the Companies or the Partnership is in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as disclosed on SCHEDULE 2.29, there is no action or suit by either Company or the Partnership pending or threatened against others.

     SECTION 2.30   ENVIRONMENTAL MATTERS.

          (a) COMPLIANCE. Each Company, the Partnership and all Leased Parcels are in compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities with respect to all environmental statutes, rules and regulations. Except as set forth on SCHEDULE 2.30, none of the Companies or the Partnership has received notice of, nor do the Sellers have knowledge of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans of either Company, the Partnership or their respective predecessors, either collectively, individually or severally, which may interfere with or prevent continued compliance with, or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment or transport, or the emission, discharge, release or threatened release into the environment, of any Substance. As used in this Section 2.30, the term "Substance" or "Substances" shall mean any pollutant, contaminant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted federal, state or local statute or any regulation that has been promulgated pursuant thereto. No part of any of the Leased Parcels has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, or any other corresponding list by any state or local authorities.

          (b) ENVIRONMENTAL SUBSTANCE LIABILITY. No event has occurred or condition exists or operating practice is being employed that could give rise to liability on the part of either Company or the Partnership, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest, expenses and costs of responses, including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, removal, or response (other than monitoring or transportation or disposal of materials required to be transported or disposed of in the ordinary course of business consistent with past practice) arising under any rule or federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be as a result of or in connection with, the following (collectively the "Hazardous Activities"):

                (A) the handling, storage, use, transportation or disposal of any Substances in or near or from the Leased Parcels;

                (B) the handling, storage, use, transportation or disposal of any Substances by either Company, the Partnership or their respective predecessors which Substances were a product, by-product or otherwise resulted from the operations conducted by or on behalf of either Company, the Partnership or their respective predecessors;

                (C) any intentional or unintentional emission, discharge or release of any Substances in or near or from facilities into or upon the air, surface water, ground water or land or any disposal, handling, manufacturing, processing, distribution, use, treatment, or transport of such Substances in or near or from facilities by or on behalf of either Company, the Partnership or their respective predecessors; or

                (D) the presence of any toxic or hazardous building materials (including but not limited to friable asbestos or similar substances) in any facilities of either Company or the Partnership, including but not limited to the inclusion of such materials in the exterior and interior walls, floors, ceilings, tile, insulation or any other portion of building structures.

          (c) ENVIRONMENTAL PERMITS. Each Company and the Partnership have obtained and hold all registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local governmental body or agency if any ("Environmental Permits") that are required in connection with the operation by either Company or the Partnership of the Leased Parcels, the discharge or emission of Substances by either Company or the Partnership from the Leased Parcels or the generation, treatment, storage, transportation, or disposal of any such Substances by either Company or the Partnership. Such Environmental Permits, which are described on SCHEDULE 2.30, are currently effective and sufficient for the operation of the Leased Parcels and the business of each Company and the Partnership as currently conducted and intended to be conducted. Each Company and the Partnership are in compliance with all terms and conditions of the Environmental Permits, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or provisions or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder and applicable to either Company or the Partnership.

          (d) DELIVERIES. The Sellers have delivered to the Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Sellers pertaining to Substances or Hazardous Activities in, on, or under the Leased Parcels or concerning compliance by the Sellers or any other Person for whose conduct they are or may be held responsible, with environmental statutes, rules and regulations.

     SECTION 2.31 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of the Sellers, either Company or the Partnership is, or will be, entitled to any commission or broker's or finder's fees from the Sellers, either Company or the Partnership, or from any person controlling, controlled by or under common control with the Sellers, either Company or the Partnership, in connection with any of the transactions contemplated herein.

     SECTION 2.32 INVENTORY. Neither Company has any inventory. All inventory of the Partnership, whether or not reflected in the Financial Statements or Balance Sheets, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or the Balance Sheets, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Partnership.

     SECTION 2.33   YEAR-2000 COMPLIANCE.

     (a) SCHEDULE 2.33 contains a true and complete list of all Systems (as hereinafter defined), and each System is Year-2000 Compliant (as hereinafter defined) to the extent indicated on SCHEDULE 2.33.

     (b) As used throughout this Agreement, the following definitions shall have the following meanings:

          (1) "External Systems" shall mean all services which are provided to either Company or the Partnership by third parties and which are dependent on information technology, including, but not limited to, any external payroll, accounting, or tax filing services or any checking, savings, or other financial services.

          (2) "Internal Systems" shall mean all technology products and systems generally operated or controlled in-house by either Company or the Partnership, or their respective employees, agents, or independent contractors including, but not limited to, computers, computer networks, telephone systems, voicemail systems, intercom systems, pager systems, and software applications.

          (3) "Licensed Systems" shall mean all products and systems developed by or for either Company or the Partnership which are licensed, sold, distributed, or otherwise transferred by either Company or the Partnership to third parties.

          (4) "System" or "Systems" shall mean any, all, or any combination of any Internal System, External System, or Licensed System.

          (5) "Year-2000 Compliant" shall mean, with respect to each System, that such System is designed to be used before, during, and after the calendar year 2000 A.D. and will accurately accept date input and process, store, and output date data and date-related data, including, without limitation, calculating, comparing, sorting, and sequencing such data and calculating leap years before, during, and after the calendar year 2000 A.D. without any manual intervention.

     SECTION 2.34 SIGNIFICANT CUSTOMERS. Set forth on SCHEDULE 2.34 is a true and correct list of the Partnership's ten largest customers for the calendar year 1997 and most recent six (6) month period ending June 30, 1998, together with the amount attributable to such customers expressed in dollars and as a percentage of total sales. Except as set forth on SCHEDULE 2.34, none of the customers identified on SCHEDULE 2.34 has terminated, materially reduced or threatened to terminate or materially reduce its purchases from the Partnership during the period covered by such schedule.

     SECTION 2.35   PURCHASE FOR INVESTMENT; RESTRICTED SECURITIES.  Each
Seller individually represents and warrants as to himself (a) that such Seller is acquiring shares of Buyer Common Stock, as hereinafter defined, for investment and not with a present view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the shares of Buyer Common Stock so acquired; (b) that such Seller has no present plan or intention to sell, exchange or otherwise dispose of any of the shares of Buyer Common Stock that may be received in connection with the Earn Out Payments; and (c) such Seller acknowledges that (i) the shares of Buyer Common Stock are not and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), and (ii) that Buyer does not file periodic reports with the Securities and Exchange Commission pursuant to the requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended.

     SECTION 2.36 DISCLOSURE. All Documents delivered or to be delivered by or on behalf of the Sellers, either Company or the Partnership in connection with this Agreement and the transactions contemplated hereby are true, complete and correct. Neither this Agreement, nor any of the other Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements made by the Sellers, either Company or the Partnership herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Sellers which materially and adversely affects the business, prospects or financial condition of either Company, the Partnership or their properties or assets, which has not been set forth in the Documents.


          ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE BUYER

     As an inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to the Sellers as follows:

     SECTION 3.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on the Buyer's ability to purchase the Common Stock pursuant to this Agreement and perform its obligations under this Agreement.

     SECTION 3.2 CORPORATE POWER AND AUTHORITY. The Buyer has the corporate power and authority to execute, deliver and perform this Agreement and the other Documents. The execution, delivery and performance of the Documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action of the Buyer. The Documents to be executed and delivered by the Buyer have been duly executed and delivered by, and constitute the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with their terms.

     SECTION 3.3 VALIDITY, ETC. Neither the execution and delivery by the Buyer of this Agreement and the other Documents, the consummation by the Buyer of the transactions contemplated hereby or thereby, nor the performance by the Buyer of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Buyer, (ii) violate, conflict with or result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which the Buyer is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer.

     SECTION 3.4 CAPITAL STOCK. The authorized capital stock of the Buyer consists of (a) 100,000,000 shares of $.001 par value common stock ("Buyer Common Stock"), of which 13,464,918 shares were issued and outstanding as of August 4, 1998 and (b) 50,000,000 shares of $.001 par value preferred stock ("Buyer Preferred Stock"), of which 1,701,000 shares were issued and outstanding as of August 6, 1998 (collectively, Buyer Common Stock and Buyer Preferred Stock are referred to as "Buyer Capital Stock").

All of the issued and outstanding shares of Buyer Capital Stock are, and all of the shares of Buyer Common Stock to be issued pursuant to SCHEDULE 1.2, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable. None of the outstanding shares of Buyer Capital Stock has been, and none of the shares of Buyer Common Stock to be issued in connection with this transaction will be, issued in violation of any preemptive rights of the current or past shareholders of the Buyer.

     SECTION 3.5 DISCLOSURE STATEMENT. The Buyer's Disclosure Statement, dated June 25, 1998, which has been previously delivered to the Seller is true, complete and correct in all material respects.

     SECTION 3.6 ACQUISITION OF STOCK FOR INVESTMENT. The Buyer is acquiring the shares of Common Stock for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such shares of Common Stock. The Buyer agrees that such shares of Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, except pursuant to an exemption from registration available under such Act. The Buyer will not sell, offer to sell or solicit offers to buy any of the shares of Common Stock in violation of the Securities Act of 1933 or the securities law of any state. The Buyer understands that the shares of Common Stock have not been registered under federal or any state's securities laws.

     SECTION 3.7 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of the Buyer is, or will be, entitled to any commission or broker's or finder's fees from the Buyer, or from any person controlling, controlled by or under common control with the Buyer, in connection with any of the transactions contemplated herein.

     SECTION 3.8 GOVERNMENTAL APPROVALS. No registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Buyer of this Agreement.

     SECTION 3.9 DISCLOSURE. All Documents delivered or to be delivered by or on behalf of the Buyer in connection with this Agreement and the transactions contemplated hereby are true, complete and correct. Neither this Agreement, nor any of the other Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements made by the Buyer herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Buyer which may have a material adverse effect on the Buyer's ability to pay its obligations under this Agreement, which has not been set forth in the Documents.

                    ARTICLE IV.  COVENANTS AND AGREEMENTS

     SECTION 4.1 BEST EFFORTS. The Sellers and the Buyer shall each use their best efforts to procure upon reasonable terms and conditions all consents and approvals, completion of all filings, all registrations and certificates, and satisfaction of all other requirements prescribed by law which are necessary for the consummation of the transactions contemplated by this Agreement and the Buyer's ownership and operation of the Partnership's Business after the Closing Date. Prior to the Closing Date, the Sellers will use their best efforts to preserve the Partnership's and each Company's relationships with its employees, customers and others having business relationships with the Companies or the Partnership.

     SECTION 4.2 TAX RETURNS. The Sellers shall cause each Company and the Partnership to prepare and timely file, at the Sellers' sole expense, each Company's and the Partnership's required tax returns for all periods ending on or prior to the Effective Date. The Seller shall be responsible for the payment of, and will indemnify, defend and hold the Buyer harmless against all taxes due or assessed which relate to the operations of each Company and the Partnership for all periods ending on or prior to the Effective Date.

     SECTION 4.3 INVESTIGATIONS. The Sellers shall give the Buyer and its employees, accountants, attorneys and other authorized representatives full access during all reasonable times to all the premises, properties, books and records, and furnish the Buyer with such financial and operating data, analyses and other information of any kind respecting each Company's and the Partnership's business and properties as the Buyer shall from time to time request. Any investigation shall be conducted in a manner which does not unreasonably interfere with business operations.

     SECTION 4.4 PRESERVATION OF BUSINESS. The Sellers shall cause each Company and the Partnership to use their best efforts to preserve the possession and control of all of their assets and the Business, to preserve the goodwill of their customers and others with whom they have business relations, and to do nothing to impair their ability to keep and preserve the Business as it exists on the date of this Agreement.

     SECTION 4.5 SECTION 338(h)(10) ELECTION. The Buyer and the Sellers shall make a simultaneous joint election (the "Election") under Section 338(h)(10) of the Code for each Company on Internal Revenue Service Form 8023 in accordance with the instructions to the form and any similar state law provisions in all applicable states, with respect to the sale and purchase of each Company's shares of Common Stock pursuant to this Agreement, and each party shall provide to the others all necessary information to permit such election to be made. Such election shall be made not later than the 15th day of the ninth month beginning after the month in which the Closing Date occurs. The Buyer and the Sellers shall, as promptly as practicable following the Closing Date, take all actions necessary and appropriate (including filing such forms, returns, schedules and other documents as may be required) to effect and preserve a timely election. All taxes attributable to the election made pursuant to this Section 4.5 shall be the liability of the Sellers; provided, however, that the Buyer shall pay each Seller on or before April 15, 1999 the amount that such Seller's Federal income tax due in connection with the sale of the Common Stock and the Election is greater than the amount of Federal Income tax that would have been due in connection with the sale of the Common Stock if the Election had not been made. In connection with such election, within sixty (60) days following the Closing Date, the Buyer and the Sellers shall act together in good faith to determine and agree upon the "deemed sale price" to be allocated to each asset of the Company in accordance with Treasury Regulation Section 1.338(h)(10)-1(f) and the other regulations under Section 338 of the Code.

     SECTION 4.6 LANDLORDS' CONSENTS. The Sellers shall cause, on or before the expiration of thirty (30) days after the Closing Date, the Companies and the Partnership to obtain from their respective landlords (to the extent required under the pertinent premises leases) written consent to the assignment of said leases to the Buyer which assignment is deemed to have resulted from the transactions contemplated by this Agreement.

     SECTION 4.7 AUDITED FINANCIAL STATEMENTS. The Sellers shall furnish to the Buyer, as soon as practical and at Sellers' expense, audited financial statements of each Company and the Partnership for the two (2) fiscal years ending December 31, 1997 and 1996.

     SECTION 4.8 POST-CLOSING MATTERS. The Buyer agrees to use its best efforts to cause Norwest Bank, North Dakota, N.A. to release the personal guarantees of the Sellers in connection with certain of the Company's debt obligations on or before the expiration of sixty (60) days after the Closing Date. The Sellers agree to cause employees ("North Country Participants") of North Country Thermal Line, Inc.("North Country") to cease to be participants in the Leingang Siding and Window, Inc. 401(k) Profit Sharing Plan (the "Leingang Plan") on or before December 31, 1998. The Sellers agree to cause North Country to take all steps necessary and appropriate to establish a successor 401(k) retirement plan for the North Country Participants and to transfer the account balances of the North Country Participants from the Leingang Plan to such successor plan.


              ARTICLE V.  CONDITIONS TO THE BUYER'S OBLIGATIONS

     The obligation of the Buyer to make deliveries to the Sellers pursuant to
Section 1.2 hereof and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by the Buyer in its sole discretion:

     SECTION 5.1 INTRA-COMPANY DEBT. All indebtedness of the Sellers and all other directors, officers, partners, managers and employees of either Company or the

Partnership to the Company or the Partnership shall have been repaid in full and the Sellers shall have delivered to the Buyer a certificate, dated the Closing Date, to such effect.

     SECTION 5.2 CONSENTS. Except for the consents of the landlords provided for in Section 4.6 above and except as set forth on SCHEDULE 5.2, all requisite governmental approvals and consents of third parties identified on such schedule or otherwise identified by the Sellers as required to be received to prevent any material license, permit or agreement relating to the Business from terminating prior to its scheduled termination, as a result of the consummation of the transactions contemplated hereby, shall have been obtained.

     SECTION 5.3 EMPLOYMENT AGREEMENT. Alvin W. Leingang shall have entered into an Employment Agreement with the Partnership, in substantially the form attached hereto as EXHIBIT B (the "Employment Agreement").

     SECTION 5.4 NON-COMPETITION AGREEMENT. The Sellers shall have entered into Noncompetition Agreements with the Buyer in substantially the form attached hereto as EXHIBIT C (the "Noncompetition Agreement").

     SECTION 5.5 OPINION OF COUNSEL TO THE SELLERS. The Buyer shall have received from Kelsch Kelsch Ruff & Kranda, P.L.L.P., counsel to the Sellers, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer, and to the following effect:

          (a) Ice is a corporation duly organized, validly existing and in good standing under the laws of the State of North Dakota. Blizzard is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Partnership is a registered limited liability partnership duly organized, validly existing and in good standing under the laws of the State of Minnesota. Each of the Companies and the Partnership is qualified to do business as a foreign corporation or foreign limited liability partnership, as the case may be, and is in good standing in the states set forth on SCHEDULE 2.4. The nature of the Business does not require either Company or the Partnership to be licensed or qualified in any other jurisdiction. The Companies have the corporate power and authority to own, lease, operate and hold their respective properties and to carry on their respective businesses as now conducted. The Partnership has the necessary power and authority to own, lease, operate and hold its properties and to carry on its business as now conducted. Collectively, the Companies own all of the partnership interests of the Partnership free and clear of all Claims and the transfer of the Common Stock to the Buyer pursuant to the provisions of this Agreement will transfer to the Buyer through its ownership of the Companies all partnership interests of the Partnership free and clear of all Claims;

          (b) Each Seller has full legal power, capacity and authority to execute and deliver this Agreement and the other Documents and to consummate the transactions contemplated hereby and thereby, and this Agreement and the other Documents have been duly and validly executed and delivered by such Seller and constitute the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with their terms;

          (c) Ice has authorized capital consisting of 2,500 shares of voting common stock, with par value of $1.00 per share, of which 1,000 shares are issued and outstanding and no shares are held as treasury stock and 47,500 shares of non-voting common stock with par value of $1.00 per share, of which no shares are issued and outstanding and no shares are held as treasury stock. Blizzard has authorized capital consisting of 5,000 shares of no par value voting common stock of which 500 shares are issued and outstanding and no shares are held as treasury stock and 95,000 shares of no par value, non-voting common stock of which 9,500 shares are issued and outstanding and no shares are held as treasury stock. All of the outstanding shares of each Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of either Company has been issued in violation of any preemptive right. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock of either Company, other than as contemplated by this Agreement;

          (d) Other than the Partnership, neither Company has any subsidiaries or owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity;

          (e) Except as set forth on SCHEDULE 2.12, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Sellers of this Agreement;

          (f) There is no (i) action, suit, claim, proceeding or investigation pending or, to the best knowledge of the Seller's counsel, threatened against or affecting either Company or the Partnership (whether or not any of the Companies or the Partnership is a party or prospective party thereto), at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending relating to either Company or the Partnership or (iii) governmental inquiry pending or threatened against or involving either Company or the Partnership, and, to the best knowledge of the Seller's counsel, there is no basis for any of the foregoing. None of the Companies or the Partnership has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, prospects, financial condition, operations, property or affairs of either Company or the Partnership. There are no outstanding orders, writs, judgments, injunctions or decrees served upon either Company or the Partnership by any court, governmental agency or arbitration tribunal against either Company or Partnership. To the best knowledge of the Seller's counsel, there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting either Company or the Partnership or the transactions contemplated hereby. None of the Companies or the Partnership is in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as set forth on SCHEDULE 2.29, there is no action or suit by either Company or the Partnership pending or threatened against others;

          (g) The Employment Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of Alvin W. Leingang, enforceable against him in accordance with its terms;

          (h) The Noncompetition Agreements have been duly executed and delivered by, and constitute the legal, valid and binding obligation of each Seller, enforceable against him in accordance with its terms; and

          (i) Except as set forth on SCHEDULE 2.14, neither the execution and delivery of this Agreement and the other Documents, the consummation of the transactions contemplated hereby and thereby, nor the performance of the Agreement and such other agreements in compliance with the terms and conditions hereof and thereof by the Sellers will, to the best knowledge of counsel, (i) violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaw, partnership agreement, judgment, decree, order, statute or regulation applicable to either Company or Partnership, (ii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of either Company or the Partnership or increase or otherwise affect the obligations of either Company or the Partnership under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to either Company or the Partnership or to the Sellers' ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to the Buyer, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either Company or the Partnership.

     SECTION 5.6 REQUIREMENTS CONTRACT. The Partnership and North Country Thermal Line, Inc., a North Dakota corporation d/b/a North Country Glass ("North Country") shall have entered into a Requirements Contract acceptable to Buyer wherein North Country has agreed to supply Thermal Line with its requirements for "Heat Mirror" thermal glass units through December 31, 2001 on terms no less favorable that those offered to any other customer of North Country.

     SECTION 5.7 ROCKET SCREEN ROLLER PATENT. North Country shall have assigned to Thermal Line all of its right, title and interest in and to the U.S. Patent Nos. 5,052,093 and 5,127,143, issued on October 1, 1991 and July 7, 1992, respectively, for the device known as the Rocket Screen Roller (the "Rocket Screen Roller Patent") in a form acceptable to Buyer.

     SECTION 5.8 CLOSING DOCUMENTS. The Sellers shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement.

     SECTION 5.9 APPROVAL OF THE BUYER AND ITS COUNSEL. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Sellers hereunder or incident to their performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Buyer and its counsel.


             ARTICLE VI.  CONDITIONS TO THE SELLER'S OBLIGATIONS

     The obligation of the Sellers to transfer the Common Stock to the Buyer and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by the Sellers in their sole discretion:

     SECTION 6.1 EMPLOYMENT AGREEMENT. The Partnership shall have entered into the Employment Agreement.

     SECTION 6.2 OPINION OF STITES & HARBISON. The Sellers shall have received from Stites & Harbison, counsel to the Buyer, an opinion dated as of the Closing Date, in form and substance reasonably satisfactory to the Sellers, and to the following effect:

          (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on the Buyer's ability to pay its obligations under this Agreement;

          (b) The Buyer has the corporate power and authority to execute, deliver and perform the Agreement and the other Documents. The execution, delivery and performance of the Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly executed and delivered by the Buyer and constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their terms; and

          (c) The execution and delivery of the Agreement and the other Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of the Agreement and such other agreements in compliance with the terms and conditions hereof and thereof by the Buyer will not (i) violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Buyer, (ii) violate, conflict with or result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which the Buyer is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer.

     SECTION 6.3 CLOSING DOCUMENTS. The Buyer shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement.

     SECTION 6.4    APPROVAL OF THE SELLERS AND THEIR COUNSEL.

     All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Buyer hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Sellers and their counsel.


           ARTICLE VII.  THE CLOSING AND CERTAIN CLOSING DELIVERIES

     SECTION 7.1 TIME AND PLACE OF CLOSING. Upon the terms and subject to the satisfaction or waiver of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kelsch Kelsch Ruff & Kranda, P.L.L.P., Collins Avenue and Main Street, Mandan, North Dakota on the date hereof (the "Closing Date"). The transactions contemplated by this Agreement shall be effective as of the close of business (the "Effective Time") on August 14, 1998 (the "Effective Date").

     SECTION 7.2 DELIVERIES BY THE SELLER. At the Closing, the Sellers will deliver or cause the Company to deliver to the Buyer the following:

          (a) Stock certificates representing all of the issued and outstanding shares of Common Stock owned by each of the Sellers, accompanied by stock powers duly executed in favor of the Buyer or duly executed instruments of transfer and any other documents that are necessary to transfer to the Buyer good and marketable title to all issued and outstanding shares of Common Stock;

          (b) The stock books, stock ledgers, minute books, and other corporate records of the Companies;

          (c) Resignations dated the Closing Date of all of the directors and officers of the Companies and Joint Management Committee members of the Partnership as designated by the Buyer;

          (d) All required consents of third parties to the sale conveyance, transfer, assignment and delivery of the Common Stock or any assets of the Companies hereunder;

          (e) A certificate of the Secretary of each Company certifying as of the Closing Date (i) a true, correct, and complete copy of the Articles of Incorporation of the Company and all amendments thereto as in effect on the Closing Date; (ii) a true, correct, and complete copy of the bylaws of the Company and all amendments thereto as in effect on the Closing Date; and (iii) a Certificate of Good Standing from the respective Secretary of State of the jurisdiction of its incorporation and any state in which it is qualified to transact business as a foreign corporation;

          (f) The affidavit of each Seller certifying as to his non-foreign status in accordance with Section 1445(b)(2) of the Code;

          (g)   The Employment Agreement required by Section 5.3 above;

          (h)   The Noncompetition Agreements required by Section 5.4 above;

          (i) The Opinion of the Sellers' Counsel required by Section 5.5 above;

          (j) A General Release from each Seller which releases each Company and the Partnership from any and all claims, known or unknown, contingent or direct, which he may have against either Company or the Partnership as of the Closing Date, other than claims arising under this Agreement and the other Documents and the transactions contemplated hereby;

          (k)   The Requirements Contract required by Section 5.6 above;

          (l)   The Rocket Screen Roller Patent assignment required by Section
5.7 above; and

          (m) All other documents, instruments and writings required to be delivered by the Sellers at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

     SECTION 7.3 DELIVERIES BY THE BUYER. At the Closing, the Buyer will deliver the following to or for the account of the Sellers:

          (a)   The consideration required by Section 1.2 above;

          (b)   The Contingent Promissory Note required by Section 1.2 above;

          (c)   The Employment Agreement required by Section 6.1 above;

          (d) The Opinion of the Buyer's Counsel required by Section 6.2 above;

          (e) A certificate of an officer of the Buyer certifying as of the Closing Date (i) a true, correct, and complete copy of the Certificate of Incorporation of the Buyer and all amendments thereto as in effect on the Closing Date; (ii) a true, correct, and complete copy of the bylaws of the Buyer and all amendments thereto as in effect on the Closing Date; (iii) a true, correct, and complete copy of the resolutions approved and adopted by the Board of Directors of the Buyer authorizing the transactions contemplated herein;
(iv) Certificate of Good Standing from the Delaware Secretary of State; and (v) the incumbency of the duly authorized officers of the Buyer; and

          (f) All other documents, instruments and writings required to be delivered by the Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.


                    ARTICLE VIII.  [INTENTIONALLY OMITTED]


              ARTICLE IX.  SURVIVAL; INDEMNIFICATION AND OFFSET

     SECTION 9.1 SURVIVAL. All representations and warranties in this Agreement and the other Documents shall survive the Closing of the purchase of the Common Stock contemplated hereby and any investigation at any time made by or on behalf of any party for a period of three years and all such representations and warranties shall expire on the third anniversary of the Closing Date, except that (a) claims, if any, asserted in writing prior to such third anniversary identified as a claim for indemnification pursuant to this
Article IX shall survive until finally resolved and satisfied in full; (b) any Year-2000 Indemnification Obligations (as hereinafter defined) shall survive until February 1, 2003 and until finally resolved and satisfied in full if asserted on or prior to February 1, 2003; and (c) tax or environmental claims arising from a breach of Section 2.28 or Section 2.30, respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period. The representations and warranties shall not be affected or otherwise diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made.

     SECTION 9.2 INDEMNIFICATION BY THE SELLERS. Subject to the terms herein, the Sellers shall indemnify, defend, and hold the Companies, the Partnership and the Buyer and the respective officers, directors, managers and employees of the foregoing, and their successors and assigns (the "Sellers' Indemnitees") harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense of any kind or character, including reasonable attorneys' fees (the "Damages"), arising out of or in any manner incident, relating or attributable to:

          (a) Any inaccuracy in any representation or breach of any warranty of the Sellers contained in this Agreement;

          (b) Any failure by the Sellers to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by any of them under this Agreement;

          (c) Reliance by the Buyer on any books or records of either Company or the Partnership or written information furnished to the Buyer pursuant to this Agreement by or on behalf of the Sellers, the Companies or the Partnership in the event that such books and records or written information are false or materially inaccurate; or

          (d) Liabilities or obligations of, or claims against, either Company, the Partnership or the Buyer (whether absolute, accrued, contingent or otherwise) relating to, or arising out of, the operation of the Business prior to the Closing Date or facts and circumstances relating specifically to the Business, the Leased Parcels, the Companies or the Partnership existing at or prior to the Closing Date, including but not limited to matters set forth on SCHEDULE 2.29, whether or not such liabilities, obligations or claims were known on such date, excluding only liabilities set forth in the Balance Sheet and liabilities and obligations incurred since the date thereof in the ordinary course of business and consistent with past practice.

          (e) Damages relating to, or arising out of any and all corrections of operational defects of the Leingang Plan.

     Provided, however, the Sellers' Indemnitees shall not be entitled to indemnification or offset hereunder until Damages in total exceed $10,000 and then only to the extent of aggregate Damages in excess of $10,000; provided further, however, this limitation or "basket" shall not apply to any Damages arising in connection with the representations and warranties as set forth in Sections 2.1, 2.2, 2.28, 2.29, 2.30, and 9.2(e) hereof, respectively.

     SECTION 9.3 NOTICE TO THE SELLERS, ETC. If any of the matters as to which the Sellers' Indemnitees are entitled to receive indemnification under
Section 9.2 should entail litigation with or claims asserted by parties other than the Sellers, the Sellers shall be given prompt notice thereof and shall have the right, at their expense, to control such claim or litigation upon prompt notice to the Buyer of their election to do so. To the extent requested by the Sellers, the Buyer, at its expense, shall cooperate with and assist the Sellers, in connection with such claim or litigation. The Buyer shall have the right to appoint, at its expense, single counsel to consult with and remain advised by the Sellers in connection with such claim or litigation. The Sellers shall have final authority to determine all matters in connection with such claim or litigation; PROVIDED, HOWEVER, that the Sellers shall not settle any third party claim without the consent of the Buyer, which shall not be unreasonably denied or delayed.

     SECTION 9.4 INDEMNIFICATION BY THE BUYER. The Buyer shall indemnify, defend, and hold the Sellers and their heirs, executors, and legal representatives (the "Buyer's Indemnitees") harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost or expense of any kind or character, including reasonable attorneys' fees (the "Damages"), arising out of or in any manner incident, relating or attributable to:

          (a) Any inaccuracy in any representation or breach of warranty of the Buyer contained in this Agreement;

          (b) Any failure by the Buyer to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under any of the Documents;

          (c) Reliance by the Sellers on any books or records of the Buyer or reliance by the Sellers on any written information furnished to the Seller pursuant to this Agreement by or on behalf of the Buyer in the event that such books and records or written information are false or inaccurate; or

          (d)   The operation of the Business subsequent to the Closing Date.

     Provided, however, the Buyer's Indemnitees shall not be entitled to indemnification hereunder until Damages in total exceed $10,000 and then only to the extent of aggregate damages in excess of $10,000.

     SECTION 9.5 NOTICE TO THE BUYER, ETC. If any of the matters as to which the Buyer's Indemnitees are entitled to receive indemnification under
Section 9.4 should entail litigation with or claims asserted by parties other than the Buyer, the Buyer shall be given prompt notice thereof and shall have the right, at its expense, to control such claim or litigation upon prompt notice to the Sellers of its election to do so. To the extent requested by the Buyer, the Sellers, at their expense, shall cooperate with and assist the Buyer, in connection with such claim or litigation. The Sellers shall have the right to appoint, at their expense, single counsel to consult with and remain advised by the Buyer in connection with such claim or litigation. The Buyer shall have final authority to determine all matters in connection with such claim or litigation; PROVIDED, HOWEVER, that the Buyer shall not settle


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

any third party claim without the consent of the Sellers, which shall not be unreasonably denied or delayed.

     SECTION 9.6 SURVIVAL OF INDEMNIFICATION. The obligations to indemnify and hold harmless pursuant to this Article IX shall survive the Closing of the purchase of the Common Stock contemplated hereby for a period of three years, notwithstanding any investigation at any time made by or on behalf of any party, except that (a) claims, if any, asserted in writing prior to such third anniversary identified as a claim for indemnification pursuant to this
Article IX shall survive until finally resolved and satisfied in full; (b) any Year-2000 Indemnification Obligations (as hereinafter defined) shall survive until February 1, 2003 and until finally resolved and satisfied in full if asserted on or prior to February 1, 2003; and (c) tax or environmental claims arising from a breach of Section 2.28 or Section 2.30, respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period. As used in this Article 9, the term "Year-2000 Indemnification Obligations" shall mean the Sellers' obligation to indemnify, defend, and hold the Sellers' Indemnitees harmless from, against and with respect to any Damages arising out of or in any manner incident, relating or attributable to (i) any claim or allegation that any Licensed System is not Year-2000 Compliant and (ii) any claim arising from a breach of Section 2.33.

     SECTION 9.7 OFFSET. Each Seller acknowledges and agrees that the Buyer shall be entitled to offset any indemnity claim under Section 9.2 against any payment due to such Seller under Sections 1.2 and 1.3 hereof, at the Buyer's sole option.


                          ARTICLE X.  MISCELLANEOUS

     SECTION 10.1 KNOWLEDGE OF THE SELLERS. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge of the Sellers, the Sellers confirm that they have made due and diligent inquiry of each Company's President and other officers and the Partnership's managers as to the matters that are the subject of such representations and warranties.

     SECTION 10.2 KNOWLEDGE OF THE BUYER. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge of the Buyer, the Buyer confirms that it has made due and diligent inquiry of its President as to the matters that are the subject of such representations and warranties.

     SECTION 10.3 "PERSON" DEFINED. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

     SECTION 10.4 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's


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

address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by recognized overnight courier, (iii) made by telecopy or facsimile transmission, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

     If to the Buyer:

          ThermoView Industries, Inc.
          1101 Herr Lane
          Louisville, Kentucky 40222
          Attn: Stephen A. Hoffmann, President
          Fax No: (502) 412-0301

     With a copy to:

          Stites & Harbison
          400 W. Market Street, Suite 1800
          Louisville, Kentucky 40202
          Attn: Ralston W. Steenrod, Esq.
          Fax No: (502) 587-6391

     If to the Sellers:

          Alvin W. Leingang, Sellers' Agent
          3208 River Drive, Box 565
          Mandan, North Dakota 58554

     With a copy to:

          Kelsch Kelsch Ruff & Kranda, P.L.L.P.
          Collins Avenue and Main Street
          P.O. Box 785
          Mandan, North Dakota 58554-0785
          Attn: Arlen M. Ruff
          Fax No: (701) 663-9810

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is sent. The address of any party herein may be changed at any time by written notice to the parties.


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

     SECTION 10.5 ENTIRE AGREEMENT. This Agreement and the other Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the other Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     SECTION 10.6 THE SELLERS' AGENT. Each Seller hereby constitutes and appoints Alvin W. Leingang (the "Sellers' Agent") as his attorney-in-fact with full authority to act for such Seller for the purposes of giving and receiving notices, requests, consents and other communications pursuant to Section 10.4. Each Seller agrees to be conclusively bound by any action taken by the Sellers' Agent, in connection with the agency and power of attorney conferred hereunder. The Sellers' Agent shall have no liability to any such Seller for any act, omission or judgment (except in the case of wilful misconduct or gross negligence). This agency and power of attorney may be revoked at any time by any Seller. The Buyer shall be entitled, in the absence of such notice of revocation, to rely upon any notice, request, consent, or other communication from the Sellers' Agent as a duly authorized act on behalf of all the Sellers.

     SECTION 10.7 MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

     SECTION 10.8 ASSIGNMENT/BINDING EFFECT. Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     SECTION 10.9 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

     SECTION 10.10 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of North Dakota without giving effect to the conflict of law principles thereof.

     SECTION 10.11 ARBITRATION. Any dispute or difference between the parties hereto arising out of or relating to this Agreement shall be finally settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association by a panel of three qualified arbitrators. The Seller and the Buyer shall each choose an arbitrator and the


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

third shall be chosen by the two so chosen. If either the Seller or the Buyer fails to choose an arbitrator within 30 days after notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within 30 days after their appointment, the American Arbitration Association shall, upon the request of any party to the dispute or difference, appoint the arbitrator or arbitrators to constitute or complete the panel as the case may be. Arbitration proceedings hereunder may be initiated by either the Seller, jointly, or the Buyer making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Bismarck, North Dakota. All arbitration proceedings shall be held in Bismarck, North Dakota. Any order or determination of the arbitral tribunal shall be final and binding upon the parties to the arbitration and may be entered in any court having jurisdiction.

     SECTION 10.12 SEVERABILITY. In the event that any arbitral tribunal of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such arbitral tribunal determines it enforceable, and as so limited shall remain in full force and effect. In the event that such arbitral tribunal shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

     SECTION 10.13 INTERPRETATION. The parties hereto acknowledge and agree that: (i) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     SECTION 10.14 HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

     SECTION 10.15 RELIANCE. The parties hereto agree that, notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained herein.

     SECTION 10.16 EXPENSES. Each party shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) incurred in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.


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

     SECTION 10.17 GENDER. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or entity or the context may require.

     SECTION 10.18 PUBLICITY. Except by the mutual agreement between the Seller and the Buyer, no party shall issue any press release or otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement except as may be required by law.

     SECTION 10.19 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Buyer has caused this Agreement to be executed by its duly authorized officer and the Sellers have executed this Agreement all as of the day and year first above written.

                                   BUYER:

                                   THERMOVIEW INDUSTRIES, INC.


                                   By:  /s/ Stephen A. Hoffmann
                                       ---------------------------------------
                                        Stephen A. Hoffmann, President


                                   SELLERS:


                                   /s/ Alvin W. Leingang
                                   -------------------------------------------
                                   ALVIN W. LEINGANG


                                   /s/ Steven B. Hoyt
                                   -------------------------------------------
                                   STEVEN B. HOYT


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